UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2007

HUNGARIAN TELEPHONE AND CABLE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11484	13-3652685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Third Avenue, Suite #3400

Seattle, Washington 98101-3034

(Address of Principal Executive Offices)

(206) 654-0204

(Registrant's telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On May 8, 2007, Hungarian Telephone and Cable Corp. (the "Company') and TDC A/S ("TDC") entered into two agreements to terminate the two secondment agreements entered into on March 6, 2007 regarding the services of Torben V. Holm and Alex Wurtz.

Messrs. Holm and Wurtz were employees of TDC but were seconded to serve as executive officers of the Company. Mr. Holm served as the Company's President and Chief Executive Officer from May 2005 to April 2007 and Mr. Wurtz served as the head of the Company's business development from June 2005 to April 2007. TDC owns 63.9% of the Company's outstanding common stock.

Pursuant to the secondment agreement regarding Mr. Holm, the Company agreed to pay TDC EUR 436,774 (approximately $590,000) for Mr. Holm's services for the 12 month period from May 2005 to April 2006. Such amount covers certain costs incurred by TDC in employing Mr. Holm pursuant to his employment agreement with TDC, which costs include a post-tax "take-home" salary guarantee, contributions by TDC to a vested retirement fund for Mr. Holm and the costs of certain personal tax liabilities incurred by Mr. Holm. The Company also agreed to reimburse TDC EUR 51,783 (approximately $70,000) to cover the costs of a start-up bonus and a 2005 performance bonus paid by TDC to Mr. Holm. For the period from May 2006 until the end of Mr. Holm's service to the Company (April 2007), the Company agreed to pay TDC EUR 36,200 (approximately $49,000) per month to cover some of the monthly costs incurred by TDC for employing Mr. Holm. The Company was responsible for paying the monthly costs for Mr. Holm's Budapest apartment (approximately $2,500 per month) and Mr. Holm's airfare costs to commute back to his home in Denmark. The Company also approved the payment to TDC in the amount of EUR 58,814 (approximately $79,000) as reimbursement to TDC for the payment of a performance bonus for 2006 to Mr. Holm.

For Mr. Wurtz, the Company agreed to pay TDC EUR 208,815 (approximately $282,000) for Mr. Wurtz's services for the 11 month period from June 2005 to April 2006. Such amount covers certain costs incurred by TDC in employing Mr. Wurtz pursuant to his employment agreement with TDC, which costs include a post-tax "take-home" salary guarantee, contributions by TDC to a vested retirement fund for Mr. Wurtz and the costs of certain personal tax liabilities incurred by Mr. Wurtz. The Company also agreed to reimburse TDC EUR 34,409 (approximately $46,000) to cover the costs of a start-up bonus and a 2005 performance bonus paid by TDC to Mr. Wurtz. For the period from May 2006 until the end of Mr. Wurtz's service to the Company (April 2007), the Company agreed to pay TDC EUR 18,000 (approximately $24,000) per month to cover some of the monthly costs incurred by TDC for employing Mr. Wurtz. The Company was responsible for paying the monthly costs for Mr. Wurtz's Budapest apartment (approximately $3,000 per month). The Company also approved the payment to TDC in the amount of EUR 42,483 (approximately $57,000) as reimbursement to TDC for the payment of a performance bonus for 2006 to Mr. Wurtz.

The secondment agreements were terminated subsequent to the Company's acquisition of Invitel. Messrs. Holm and Wurtz stepped down from their roles as executive officers of the Company following the closing of the Invitel acquisition. The amounts outstanding pursuant to the secondment agreements have not been paid by the Company to TDC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUNGARIAN TELEPHONE AND CABLE CORP.

Date: May 9, 2007 By: /s/ Peter T. Noone

Peter T. Noone

General Counsel